SUB-ITEM 77 C:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


LAST MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of Huntington VA Funds (the "VA Funds") was held on June 22, 2006. On April 21, 2006, the record date for shareholders voting at the meeting, there were 13,734,061.771 total outstanding shares of the VA Funds. The following items were considered by shareholders of the VA Funds and the results of their voting are listed below. Each matter was approved by the requisite shareholder vote.


AGENDA ITEM 1
To elect four Trustees.1

 NAME                      FOR                WITHHELD
 Carl A. Nelson            13,147,438.040     501,926.437
 Tadd C. Seitz             13,150,621.089     498,743.388
 Mark D. Shary             13,150,621.089     498,743.388
 Thomas J. Westerfield     13,150,558.679     498,805.798
1 The following Trustees continued their terms: David S. Schoedinger and John
M. Shary.

AGENDA ITEM 2
To ratify the selection of Ernst & Young LLP as the Trust's independent auditors.

 FOR                AGAINST        ABSTAINED
 13,212,728.260     77,740.596     358,895.621


























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LAST MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of Huntington VA Growth Fund (the "Fund") was held on June 22, 2006. On April 21, 2006, the record date for shareholders voting at the meeting, there were 2,197,646.911 total outstanding shares of the Fund. The following items were considered by shareholders of the Fund and the results of their voting are listed below. Each matter was approved by the requisite shareholder vote.


AGENDA ITEM 1
(a) To amend the Fund's fundamental investment policy regarding diversification.

 FOR               AGAINST       ABSTAINED
 2,030,966.721     8,552.500     158,127.302


(b) To amend the Fund's fundamental investment policy regarding concentration.

 FOR               AGAINST        ABSTAINED
 1,984,208.983     35,264.266     178,173.274


(c) To amend the Fund's fundamental investment policy regarding issuing senior securities.

 FOR               AGAINST        ABSTAINED
 1,994,322.599     42,321.213     161,002.711


(d) To amend the Fund's fundamental investment policy regarding lending.

 FOR               AGAINST         ABSTAINED
 1,911,307.238     101,901.005     184,438.280


(e) To amend the Fund's fundamental investment policy regarding borrowing money.

 FOR               AGAINST        ABSTAINED
 1,974,012.322     57,555.051     166,079.150


(f) To amend the Fund's fundamental investment policy regarding investing in commodities.

 FOR               AGAINST         ABSTAINED
 1,921,813.496     109,753.877     166,079.150


(g) To amend the Fund's fundamental investment policy regarding investments in real estate.

 FOR               AGAINST        ABSTAINED
 1,948,886.946     82,680.426     166,079.151


(h) To amend the Fund's fundamental investment policy regarding underwriting securities.

 FOR               AGAINST        ABSTAINED
 1,938,921.177     65,489.794     193,235.552


(i) To amend the Fund's fundamental investment policy regarding pledging, mortgaging or hypothecating assets.

 FOR               AGAINST         ABSTAINED
 1,861,530.517     119,620.555     216,495.451





AGENDA ITEM 2
(a) To eliminate the Fund's fundamental investment policy regarding investing in illiquid securities.

 FOR               AGAINST        ABSTAINED
 1,963,980.299     52,257.363     181,408.861


(b) To eliminate the Fund's fundamental investment policy regarding investments in new issuers.

 FOR               AGAINST        ABSTAINED
 1,982,413.047     44,813.298     170,420.178


(c) To eliminate the Fund's fundamental investment policy regarding purchases on margin.

 FOR               AGAINST        ABSTAINED
 1,918,576.627     69,368.809     209,701.087


(d) To eliminate the Fund's fundamental investment policy regarding short selling.

 FOR               AGAINST        ABSTAINED
 1,920,742.920     79,933.679     196,969.924


(e) To eliminate the Fund's fundamental investment policy regarding certain transactions with "Interested Persons" of the Fund.

 FOR               AGAINST        ABSTAINED
 1,960,043.101     50,410.292     187,193.130


(f) To eliminate the Fund's fundamental investing in issuers owned by officers and Trustees.

 FOR               AGAINST        ABSTAINED
 1,926,218,993     66,442.642     204,984.888


(g) To eliminate the Fund's fundamental investment policy regarding purchasing securities of other investment companies.

 FOR               AGAINST        ABSTAINED
 1,944,159.474     50,354.329     203,132.720

LAST MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of Huntington VA Funds (the "VA Funds") was held on June 22, 2006. On April 21, 2006, the record date for shareholders voting at the meeting, there were 13,734,061.771 total outstanding shares of the VA Funds. The following items were considered by shareholders of the VA Funds and the results of their voting are listed below. Each matter was approved by the requisite shareholder vote.


AGENDA ITEM 1
To elect four Trustees.1

 NAME                      FOR                WITHHELD
 Carl A. Nelson            13,147,438.040     501,926.437
 Tadd C. Seitz             13,150,621.089     498,743.388
 Mark D. Shary             13,150,621.089     498,743.388
 Thomas J. Westerfield     13,150,558.679     498,805.798
1 The following Trustees continued their terms: David S. Schoedinger and John
M. Shary.

AGENDA ITEM 2
To ratify the selection of Ernst & Young LLP as the Trust's independent auditors.

 FOR                AGAINST        ABSTAINED
 13,212,728.260     77,740.596     358,895.621

The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on May 3, 2006, and is incorporated by reference. (File No. 811-09481)